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Exhibit 10.6

EXHIBIT E
CONFORMED AS EXECUTED

SUBSIDIARY GUARANTY

        GUARANTY, dated as of May 14, 2004, made by the undersigned (each a "Guarantor" and together with any other entity that becomes a party hereto pursuant to Section 26 hereof, the "Guarantors"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as hereinafter defined) shall be used herein as therein defined.

W I T N E S S E T H:

        WHEREAS, PRIMEDIA Inc. (the "Borrower"), various financial institutions (the "Banks"), Bank of America, N.A., as Syndication Agent, Citicorp North America, Inc., as Co-Syndication Agent, and JPMorgan Chase Bank, as Administrative Agent (the "Administrative Agent"), have entered into a Credit Agreement, dated as of May 14, 2004 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans as contemplated therein (the Banks, the Syndication Agent, the Co-Syndication Agent and the Administrative Agent herein called the "Bank Creditors");

        WHEREAS, on the date hereof the Borrower is a party to certain Interest Rate Protection Agreements with one or more Banks and/or an affiliate of one or more Banks and in the future the Borrower may enter into one or more additional Interest Rate Protection Agreements with one or more Banks and/or an affiliate of one or more Banks (any such Bank or affiliate of a Bank party to any such Interest Rate Protection Agreement (even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason) and their subsequent assigns, if any, herein called an "Interest Rate Protection Creditor", and all Interest Rate Protection Creditors, together with the Bank Creditors, collectively herein called the "Creditors");

        WHEREAS, the Borrower owns, directly or indirectly, 100% of the capital stock of each Guarantor;

        WHEREAS, it is a condition precedent to the occurrence of the Closing Date under the Credit Agreement and to the making of Loans under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty; and

        WHEREAS, each Guarantor will obtain benefits from the occurrence of the Closing Date and the incurrence of Loans by the Borrower and, accordingly, desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph and to induce the Banks to make Loans to the Borrower;

        NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Creditors and hereby covenants and agrees with each Creditor as follows:

        1.     Each Guarantor, jointly and severally, irrevocably and unconditionally, guarantees (i) to the Bank Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on the Loans made to (and to the extent issued, the Notes issued by) the Borrower under the Credit Agreement and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower to the Bank Creditors under the Credit Agreement (including, without limitation, indemnities, Fees and interest thereon) now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Credit Document and the due performance and compliance with the terms of the Credit Documents by the

Borrower (all such principal, interest, liabilities and obligations being herein collectively called the "Credit Agreement Obligations") and (ii) to each Interest Rate Protection Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower under any Interest Rate Protection Agreements, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower with all terms, conditions and agreements contained therein (all such obligations and liabilities being herein collectively called the "Interest Rate Protection Obligations", and together with the Credit Agreement Obligations, collectively, the "Guaranteed Obligations"). Each Guarantor understands, agrees and confirms that the Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against each Guarantor without proceeding against any other Guarantor or the Borrower, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations. All payments by each Guarantor under this Guaranty shall be made on the same basis as payments by the Borrower under Sections 4.03 and 4.04 of the Credit Agreement.

        2.     Additionally, each Guarantor, jointly and severally, unconditionally and irrevocably, guarantees the payment of any and all Guaranteed Obligations of the Borrower to the Creditors whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section 9.05 of the Credit Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Creditors, or order, on demand, in lawful money of the United States.

        3.     The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrower, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower or (e) any payment made to any Creditor on the indebtedness which any Creditor repays the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

        4.     The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Borrower and whether or not any other Guarantor, any other guarantor or the Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Guarantor.

        5.     Each Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Creditor against, and any other notice to, any party liable thereon (including such Guarantor or any other guarantor).

        6.     Any Creditor may at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

          (a)   change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b)   sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c)   exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

          (d)   settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower;

          (e)   apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Creditors regardless of what liabilities of such Borrower remain unpaid;

          (f)    consent to or waive any breach of, or any act, omission or default under, any of the Interest Rate Protection Agreements, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Interest Rate Protection Agreements, the Credit Documents or any of such other instruments or agreements; and/or

          (g)   act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty.

        7.     No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.

        8.     This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Creditor to inquire into the capacity or powers of the Borrower or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

        9.     Any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of the Borrower to the Creditors; and such indebtedness of the Borrower to any Guarantor, if the Administrative Agent, after an Event of Default has occurred, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Creditors and be paid over to the Creditors on account of the indebtedness of the Borrower to the Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until the Total Commitment has terminated, all Guaranteed Obligations have been irrevocably paid in full in cash and all Letters of Credit have terminated.

        10.   (a) Each Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require the Creditors to (A) proceed against the Borrower, any other Guarantor, any other guarantor or any other party, (B) proceed against or exhaust any security held from the Borrower, any other Guarantor, any other guarantor or any other party or (C) pursue any other remedy in the Creditors' power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other Guarantor, any other guarantor or any other party other than payment in full of the Guaranteed Obligations, including without limitation any defense based on or arising out of the disability of the Borrower, any other Guarantor, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Creditors may, at their election, foreclose on any security held by the Administrative Agent or the other Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full. Each Guarantor waives any defense arising out of any such election by the Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other party or any security.

          (b)   Each Guarantor waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

        11.   The Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Banks and that no Creditor shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Creditors upon the terms of this Guaranty. The Creditors further agree that this Guaranty may not be enforced against any director, officer, employee or stockholder of any Guarantor.

        12.   In order to induce the Banks to make Loans pursuant to the Credit Agreement, and in order to induce the Interest Rate Protection Creditors to execute, deliver and perform the Interest Rate Protection Agreements, each Guarantor represents, warrants and covenants that:

          (a)   Such Guarantor and each of its Restricted Subsidiaries (i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage (ii) is in good standing under the laws of the jurisdiction of its organization and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except, in the case of clauses (ii) and (iii) above, for such failures to be in good standing and failures to be so qualified which, in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), operations, assets, liabilities or prospects of the Borrower and its Restricted Subsidiaries taken as a whole.

          (b)   Such Guarantor has the corporate, partnership or limited liability company, as the case may be, power and authority to execute, deliver and carry out the terms and provisions of this Guaranty and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Guaranty. Such Guarantor has duly executed and delivered this Guaranty, and this Guaranty constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          (c)   Neither the execution, delivery or performance by such Guarantor of this Guaranty, nor compliance by it with the terms and provisions hereof, (i) will contravene in any material respect any applicable provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or other material agreement or instrument to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws or equivalent organizational document of such Guarantor or any of its Subsidiaries.

          (d)   No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty, or (ii) the legality, validity, binding effect or enforceability of this Guaranty, except those which have been obtained or made.

        13.   Each Guarantor covenants and agrees that on and after the date hereof and until the termination of the Total Commitment and all Interest Rate Protection Agreements and when no Note remains outstanding and all Guaranteed Obligations have been paid in full, such Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 7 or 8 of the Credit Agreement, and so that no Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

        14.   The Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses (x) of each Creditor in connection with the enforcement of this Guaranty and, after an

Event of Default shall have occurred and be continuing, the protection of such Creditor's rights hereunder and (y) of the Administrative Agent in connection with any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) employed by any of the Creditors or by the Administrative Agent, as the case may be).

        15.   This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Creditors and their successors and assigns.

        16.   Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of the Required Banks (or to the extent required by Section 12.12 of the Credit Agreement, with the written consent of each Bank) and each Guarantor affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released).

        17.   Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents has been made available to its principal executive officers and such officers are familiar with the contents thereof.

        18.   In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any "Event of Default" as defined in the Credit Agreement or any payment default under any Interest Rate Protection Agreement continuing after any applicable grace period), each Creditor is hereby authorized at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Creditor under this Guaranty, irrespective of whether or not such Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

        19.   All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at (i) in the case of any Bank Creditor, as provided in the Credit Agreement, (ii) in the case of any Guarantor, at its address set forth opposite its signature below and (iii) in the case of any Interest Rate Protection Creditor, at such address as such Interest Rate Protection Creditor shall have specified in writing to the Guarantors; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

        20.   If a claim is ever made upon any Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or of any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

        21.   THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or any other Credit Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and hereby irrevocably waives any right it may have to object to the laying of venue of any such action or proceeding in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim that any such action or proceeding has been brought in an inconvenient forum. Each Guarantor irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Guarantor at its address set forth opposite its signature below; such service to become effective 30 days after such mailing. Each Guarantor hereby irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Guarantor in any other jurisdiction.

        22.   In the event that (x) all of the capital stock of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 8.02 of the Credit Agreement (or such sale or other disposition has been approved in writing by the Required Banks (or all Banks if required by Section 12.12 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, or (y) the Borrower designates any Guarantor which is a Partially-Owned Restricted Subsidiary as an Excluded Domestic Restricted Subsidiary by making a Non-Guarantor Designation with respect to such Guarantor in accordance with the terms of the Credit Agreement, such Guarantor shall be released from this Guaranty and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of any Person that owns, directly or indirectly, the capital stock of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 22).

        23.   This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantors and the Administrative Agent.

        24.   EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

        25.   All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense.

        26.   At each time that (x) each Restricted Subsidiary of the Borrower is formed or acquired after the Closing Date except, with respect to any newly formed or acquired Partially-Owned Restricted Subsidiary, to the extent the Borrower shall have made a Non-Guarantor Designation as to such Partially-Owned Restricted Subsidiary or (y) any Excluded Domestic Restricted Subsidiary is designated by the Borrower as a Subsidiary Guarantor, in each case, in accordance with the terms of the Credit Agreement, it shall (unless otherwise agreed in writing by the Required Banks, or to the extent required by Section 12.12 of the Credit Agreement, by all of the Banks) upon execution of a counterpart of this Guaranty or of a Subsidiary Assumption Agreement become a Guarantor for all purposes of this Guaranty.

*        *        *

        IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

Address for each Guarantor	ABOUT, INC CANOE & KAYAK, INC.
745 Fifth Avenue New York, New York 10151 Attention: Beverly C. Chell, Esq. Telephone No.: (212) 745-0101 Telecopier No.: (212) 745-0199	CHANNEL ONE COMMUNICATIONS CORPORATION
COVER CONCEPTS MARKETING SERVICES LLC
CSK PUBLISHING COMPANY INCORPORATED
FILMS FOR THE HUMANITIES & SCIENCES, INC.
GO LO ENTERTAINMENT, INC.
HAAS PUBLISHING COMPANIES, INC.
HACIENDA PRODUCTIONS, INC.
HPC BRAZIL, INC.
INTELLICHOICE, INC.
KAGAN MEDIA APPRAISALS, INC.
KAGAN SEMINARS, INC.
KAGAN WORLD MEDIA, INC.
MCMULLEN ARGUS PUBLISHING, INC.
MEDIA CENTRAL IP CORP.
MOTOR TREND AUTO SHOWS INC.
PAUL KAGAN ASSOCIATES, INC.
PRIMEDIA BUSINESS MAGAZINES & MEDIA INC.
PRIMEDIA COMPANIES INC.
PRIMEDIA ENTHUSIAST PUBLICATIONS, INC.
PRIMEDIA FINANCE SHARED SERVICES INC.
PRIMEDIA HOLDINGS III INC.
PRIMEDIA INFORMATION INC.
PRIMEDIA LEISURE GROUP INC.
PRIMEDIA MAGAZINES INC.
PRIMEDIA MAGAZINE FINANCE INC.
PRIMEDIA SPECIAL INTEREST PUBLICATIONS INC.
PRIMEDIA SPECIALTY GROUP INC.
PRIMEDIA WORKPLACE LEARNING LLC
PRIMEDIA WORKPLACE LEARNING LP
SIMBA INFORMATION, INC.
THE VIRTUAL FLYSHOP, INC.
	By:	/s/ CHRISTOPHER FRASER
		Title:	SVP—Law

Accepted and Agreed to:
JPMORGAN CHASE BANK, as Administrative Agent
By:	/s/ BRUCE BORDEN
	Title:	Vice President

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SUBSIDIARY GUARANTY